UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Spring Bank Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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April 28, 2017

To Our Stockholders:

You are cordially invited to attend the 2017 annual meeting of stockholders of Spring Bank Pharmaceuticals, Inc. to be held at 9:30 a.m. EST on Thursday, June 15, 2017 at our offices located at 86 South Street, Hopkinton, Massachusetts 01748.

Details regarding the meeting, the business to be conducted at the meeting, and information about Spring Bank Pharmaceuticals that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, two (2) persons will be elected to our Board of Directors.  In addition, we will ask stockholders to ratify the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.  The Board of Directors recommends the approval of each of these proposals.  Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to all of our stockholders over the Internet.  This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about May 1, 2017, we will commence sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2017 annual meeting of stockholders and our 2016 annual report to stockholders.  The Notice also provides instructions on how to vote online and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting.  Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy.  You may vote over the Internet as well as by telephone or by mail.  When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement.  We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Spring Bank Pharmaceuticals.  We look forward to seeing you at the annual meeting.

Sincerely, /s/ Martin Driscoll

Martin Driscoll
Chairman, President and Chief Executive Officer

SPRING BANK PHARMACEUTICALS, INC.

86 South Street

Hopkinton, Massachusetts 01748

(508) 473-5993

April 28, 2017

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TIME: 9:30 a.m. Eastern Time

DATE: Thursday, June 15, 2017

PLACE: 86 South Street, Hopkinton, Massachusetts 01748

PURPOSES:

1.	To elect two directors to serve three-year terms expiring in 2020;
2.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and
3.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Spring Bank Pharmaceuticals, Inc. common stock at the close of business on April 17, 2017.

If you are a stockholder of record, you may vote in one of the following ways:

•	Vote over the Internet, by going to https://www.proxyvote.com (have your notice and 16-digit control number(s) in hand when you access the website);
•	Vote by telephone, by calling 1-800-690-6903 (have your notice and 16-digit control number(s) in hand when calling);
•	Vote by mail, by returning a proxy card (signed and dated); or
•	Vote in person at the 2017 annual meeting.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 86 South Street, Hopkinton, Massachusetts 01748.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Martin Driscoll
Chairman, President and Chief Executive Officer

i

SPRING BANK PHARMACEUTICALS, INC.

86 South Street

Hopkinton, Massachusetts 01748

(508) 473-5993

PROXY STATEMENT FOR SPRING BANK PHARMACEUTICALS, INC.

2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2017

This proxy statement, along with the accompanying notice of 2017 annual meeting of stockholders, contains information about the 2017 annual meeting of stockholders of Spring Bank Pharmaceuticals, including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 9:30 a.m., local time, on Thursday, June 15, 2017, at our corporate offices located at 86 South Street, Hopkinton, Massachusetts 01748.

In this proxy statement, we refer to Spring Bank Pharmaceuticals, Inc. as “Spring Bank,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

On or about May 1, 2017, we will commence sending the Important Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 15, 2017

This proxy statement and our 2016 annual report to stockholders are available for viewing, printing and downloading at  http://ir.springbankpharm.com/phoenix.zhtml?c=254305&p=proxy. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2016 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Financial Information – SEC Filings” section of the “Investors & Media” section of our website at www.springbankpharm.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by following the instructions included on the Important Notice Regarding the Availability of Proxy Materials or by sending a written request to: Attention: Secretary, 86 South Street, Hopkinton, Massachusetts 01748. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of Spring Bank is soliciting your proxy to vote at the 2017 annual meeting of stockholders to be held at 86 South Street, Hopkinton, Massachusetts 01748, on Thursday, June 15, 2017 at 9:30 a.m. Eastern Time and any adjournments of the meeting, which we refer to as the annual meeting.  The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 because you owned shares of Spring Bank common stock on the record date.  We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, the proxy materials to stockholders on or about May 1, 2017.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder.  Most stockholders will not receive printed copies of the proxy materials unless they request them.  We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources.  If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice.  Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet.  If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 17, 2017 are entitled to vote at the annual meeting.  On this record date, there were 9,416,472 shares of our common stock outstanding and entitled to vote.  Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares.  Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting.  For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy.  All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone.  You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals.  If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below.  Voting by proxy will not affect your right to attend the annual meeting.  If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., you may vote:

•

By Internet (www.proxyvote.com). Use the Internet to transmit your voting instructions and for electronic delivery of Information. Have your notice and/or proxy card and 16-digit control number(s) in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

•

By telephone (1-800-690-6903).  Use a touch-tone phone to transmit your voting instructions. Have your notice and/or proxy card and 16-digit control number(s) in hand when you call and then follow the instructions.

•

By mail.  If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.  Return the proxy card in the postage-paid envelope we have provided or return it to Voting Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY  11717.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 14, 2017.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record.  You must follow the instructions of the holder of record in order for your shares to be voted.  Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers.  If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director; and
•	“FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment.  At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting.  You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-voting by Internet or by telephone as instructed above;
•	by notifying Spring Bank’s Secretary in writing at Spring’s Bank’s principal business address before the annual meeting that you have revoked your proxy; or
•

by attending the annual meeting in person and voting in person.  Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy.  You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name.  Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?”  If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you.  Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee.  This ensures your shares will be voted at the annual meeting and in the manner you desire.  A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors.  Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement).  Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on this proposal on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors

The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected.  You may vote either FOR both of the nominees, WITHHOLD your vote from both of the nominees or WITHHOLD your vote from either one of the nominees.  Votes that are withheld will not be included in the vote tally for the election of the directors.  Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors.  As a result, any shares not voted by a customer will be treated as a broker non-vote.  Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of RSM US LLP as Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting and voting affirmatively or negatively on this matter is required to ratify the appointment of RSM US LLP as our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.  If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.  We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm.  However, if our stockholders do not ratify the appointment of RSM US LLP as our independent registered public accounting firm for 2017, our Audit Committee of our Board of Directors will reconsider its appointment.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results may be announced at the annual meeting.  We will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies.  Our directors and employees may solicit proxies in person or by telephone, fax or email.  We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies.  We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting.  Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

What is Householding of Annual Disclosure Documents?

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family.  This practice, referred to as “householding,” benefits both you and us.  It reduces the volume of duplicate information received at your household and helps to reduce our expenses.  The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice.  Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact us at our principal executive offices, 86 South Street, Hopkinton, Massachusetts, Attn: Secretary, telephone: (508) 473-5993.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of Spring Bank’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Spring Bank stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•	If your Spring Bank shares are registered in your own name, please contact us at our principal executive offices, 86 South Street, Hopkinton, Massachusetts, Attn: Secretary, telephone: (508) 473-5993.
•

If a broker or other nominee holds your Spring Bank shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; the last day of the fiscal year following the fifth anniversary of the date of the completion of our initial public offering; the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 17, 2017 for (a) the executive officers named in the Summary Compensation Table contained elsewhere in this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock.  Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.  We deem shares of common stock that may be acquired by an individual or group within 60 days of April 17, 2017 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.  Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders.  Percentage of ownership is based on 9,416,472 shares of common stock outstanding on April 17, 2017.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Spring Bank Pharmaceuticals, Inc., 86 South Street, Hopkinton, MA 01748. Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5%+ Stockholders:
UBS Oncology Impact Fund L.P.(1)	1,206,140	12.0%
Peter Lacaillade Jr.(2)	740,610	7.8%
Kurt Eichler(3)	640,284	6.7%
R.P. "Kris" Iyer, Ph.D.(4)	490,313	5.2%
Doug Jensen	470,312	5.0%
Other Directors and other Named Executive Officers:
Martin Driscoll(5)	210,466	2.2%
Jonathan Bates(6)	156,339	1.7%
Nezam Afdhal M.D.(7)	140,096	1.5%
Jonathan Freve(8)	46,663	*
David Arkowitz(9)	35,855	*
Todd Brady, M.D., Ph.D.(10)	24,984	*
All Current Directors and Officers as a Group (8 persons)(11)	1,745,000	17.6%

(1)

Based on a Schedule 13G filed by the reporting person on December 5, 2016. Consists of (i) 603,070 shares of common stock held by UBS Oncology Impact Fund L.P. and (ii) 603,070 shares of common stock issuable upon the exercise of warrants held by UBS Oncology Impact Fund L.P. exercisable within 60 days after April 17, 2017. Oncology Impact Fund (Cayman) Management L.P., a Cayman Limited Partnership, is the General Partner of UBS Oncology Impact Fund L.P. MPM Oncology Impact Management GP LLC, a Delaware limited liability company, is the General Partner of Oncology Impact Fund (Cayman) Management L.P. Dr. Ansbert Gadicke is the Managing Member of MPM Oncology Impact Management GP LLC, and each may be deemed to have voting and dispositive control of the securities held by UBS Oncology Impact Fund LP. Dr. Gadicke disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein. The principal business address of UBS Oncology Impact Fund L.P. is c/o MPM Capital, 450 Kendall Square, Cambridge MA 02142.

(2)

Based on a Schedule 13G/A filed by the reporting person on December 5, 2016.  Consists of (i) 148,605 shares of common stock held by The E. Burke Ross, Jr. Descendants’ GST Insurance Trust, over which Mr. Lacaillade, as trustee, has sole voting and investment power, (ii) 549,788 shares of common stock held by The E. Burke Ross, Jr. Descendants’ GST Investment Trust 2014 (the “GST Investment Trust”), over which Mr. Lacaillade, as trustee, has sole voting and investment power, (iii) 15,762 shares of common stock held by the Susan Lutz Ross Insurance Trust 2014, over which Mr. Lacaillade as a trustee, has shared voting and investment power, and (iv) 26,455 shares of common stock issuable upon the exercise of warrants held by the GST Investment Trust exercisable within 60 days after April 17, 2017. The principal business address of The E. Burke Ross, Jr. Descendants’ GST Insurance Trust and The E. Burke Ross, Jr. Descendants’ GST Investment Trust 2014 is c/o JDJ Family Office Services, PO Box 962409, Boston, MA 02196. The principal business address of the Susan Lutz Ross Insurance Trust 2014 is c/o ADEC Private Equity Investments LLC, 172 S. Ocean Blvd., Palm Beach, FL 33480.

(3)

Consists of (i) 505,610 shares held directly by Mr. Eichler, (ii) 9,583 shares of common stock issuable upon the exercise of options held by Mr. Eichler exercisable within 60 days after April 17, 2017, (iii) 64,100 shares of common stock issuable upon the exercise of warrants held by Mr. Eichler exercisable within 60 days after April 17, 2017, (iv) 19,791 shares of our common stock held by Teresa Eichler as custodian for Katherine Eichler UGMA NJ and beneficially owned by Mr. Eichler, of which Mr. Eichler has shared voting and investment power, and (v) 41,200 shares held by trusts for which Mr. Eichler serves as the trustee, of which Mr. Eichler has shared voting and investment power.

(4)

Consists of (i) 50,000 shares of common stock held directly by Dr. Iyer, (ii) 9,063 shares of common stock issuable upon the exercise of options held by Dr. Iyer exercisable within 60 days after April 17, 2017 and (iii) 431,250 shares of common stock held by a family trust in which R.P. “Kris” Iyer, Ph.D., is a trustee and shares voting and investment control.

(5)

Consists of (i) 52,400 shares held by Mr. Driscoll, (ii) 21,900 shares of common stock issuable upon the exercise of warrants held by Mr. Driscoll exercisable within 60 days after April 17, 2017 and (iii) 136,166 shares of common stock issuable upon the exercise of options held by Mr. Driscoll exercisable within 60 days after April 17, 2017.

(6)	Consists of (i) 141,756 shares held by Mr. Bates and (ii) 14,583 shares of common stock issuable upon the exercise of options held by Mr. Bates exercisable within 60 days after April 17, 2017.
(7)

Consists of (i) 53,300 shares held by Dr. Afdhal, (ii) 5,482 shares of common stock issuable upon the exercise of warrants held by Dr. Afdhal exercisable within 60 days after April 17, 2017 and (iii) 73,646 shares of common stock issuable upon the exercise of options held by Dr. Afdhal exercisable within 60 days of April 17, 2017.

(8)

Consists of (i) 7,482 shares held by Mr. Freve, (ii) 5,482 shares of common stock issuable upon the exercise of warrants held by Mr. Freve exercisable within 60 days after April 17, 2017 and (iii) 33,699 shares of common stock issuable upon the exercise of options held by Mr. Freve exercisable within 60 days of April 17, 2017.

(9)

Consists of (i) 16,886 shares held by Mr. Arkowitz, (ii) 4,386 shares of common stock issuable upon the exercise of warrants held by Mr. Arkowitz exercisable within 60 days after April 17, 2017 and (iii) 14,583 shares of common stock issuable upon the exercise of options held by Mr. Arkowitz exercisable within 60 days after April 17, 2017.

(10)

Consists of (i) 10,964 shares held by Dr. Brady, (ii) 10,964 shares of common stock issuable upon the exercise of warrants held by Dr. Brady exercisable within 60 days after April 17, 2017 and (iii) 3,056 shares of common stock issuable upon the exercise of options held by Dr. Brady exercisable within 60 days of April 17, 2017.

(11)	See footnotes (3) through (10) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations regarding the filing of required reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2016 were met, except that one report of ownership on Form 4 was filed late by Mr. Eichler (reporting one late transaction) and one report of ownership on Form 4 was filed late by Dr. Afdhal (reporting one late transaction).

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our Board of Directors is divided into three classes for purposes of election.  One class is elected at each annual meeting of stockholders to serve for a three-year term.  Our Board of Directors currently consists of six (6) members, classified into three classes as follows: (1) Jonathan Bates and R.P. “Kris” Iyer, Ph.D., constitute a class with a term ending at the 2019 annual meeting; (2) David Arkowitz and Kurt M. Eichler constitute a class with a term ending at the 2017 annual meeting; and (3) Todd C. Brady, M.D., Ph.D., and Martin Driscoll constitute a class with a term ending at the 2018 annual meeting.

Our restated certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors. Any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.

In selecting board members, our board may consider many factors, such as personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member or executive officer of another publicly held company; diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; and diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience.

On February 9, 2017, our Board of Directors accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate David Arkowitz and Kurt M. Eichler for election at the annual meeting for a term of three years to serve until the 2020 annual meeting of stockholders, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years.  In addition to the detailed information presented below for each of our directors, we also believe that each of our directors is qualified to serve on our board and has the integrity, business acumen, knowledge and industry experience, diligence, freedom from conflicts of interest and the ability to act in the interests of our stockholders.  There are no familial relationships among any of our directors, nominees for director or executive officers. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Positions
Martin Driscoll	58	President, Chief Executive Officer and Chairman
R. P. "Kris" Iyer, Ph.D.	67	Chief Scientific Officer and Director
David Arkowitz (1)(2)	55	Director
Jonathan Bates (1)(3)	57	Director
Todd C. Brady, M.D., Ph.D. (3)	45	Director
Kurt M. Eichler (1)(2)(3)	59	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

Nominees for Election as Class II Directors:

David Arkowitz has been a member of our Board of Directors since January 2014. Mr. Arkowitz has served as Chief Operating Officer and Chief Financial Officer of Visterra, Inc., a biotechnology company, since September 2013. Prior to joining Visterra, he served as Chief Financial Officer and General Manager at Mascoma Corporation, which was acquired by Lallemand, Inc., a bioconversion company, from June 2011 to September 2013. From April 2007 to May 2011, Mr. Arkowitz was Executive Vice President, Chief Financial Officer and Chief Business Officer of AMAG Pharmaceuticals, a specialty pharmaceutical company. Prior to his tenure at AMAG, he served as Chief Financial Officer and Treasurer of Idenix Pharmaceuticals, Inc., which was acquired by Merck & Co., a biopharmaceutical company. Earlier in his career, he spent more than thirteen years at Merck & Co. including as Vice President and Controller of the U.S. Human Health division and as Controller of the Global Research and Development division. Mr. Arkowitz served on the board of directors of Aegerion Pharmaceuticals, Inc. from 2007 to 2009 and ImpactRx Inc. from 2005 to 2009. Mr. Arkowitz has a BA in Mathematics from Brandeis University and an MBA in Finance from Columbia University Business School. We believe that Mr. Arkowitz is qualified to serve on our Board of Directors because he brings more than 20 years of finance and operations leadership experience in the healthcare, life sciences and biotechnology industries.

Kurt M. Eichler has been a member of our Board of Directors since July 2015. Since his retirement from LCOR, Inc., a private real estate investment and development company specializing in complex urban development, in October 2013, Mr. Eichler has been self-employed in several real estate related investment and development ventures. Mr. Eichler worked in several management and executive capacities at LCOR from 1982 through his retirement in 2013, after serving as a Principal most recently as Executive Vice President and Principal. From 1979 to 1982, Mr. Eichler worked at Merrill Lynch Hubbard Inc. in the Real Estate Debt and Equity Finance Group. Mr. Eichler previously served on the board of directors of two privately held start-up companies, Dara Biosciences, Inc. and MiMedx Group, Inc., and currently serves on the board of directors of Maia Yogurt. Mr. Eichler holds a BS in Business Administration from the University of Wyoming. We believe that Mr. Eichler is qualified to serve on our Board of Directors because he brings decades of business, operational and board of director experience, including 31 years at LCOR and service on the board of several biotechnology start-up companies.

Directors Continuing in Office:

Class I Directors

Jonathan Bates has been a member of our Board of Directors since 2008 and served as our Secretary and Treasurer from 2008 to 2015. He has been a Managing Director of Altexa, Inc., a company that develops international and domestic businesses across industry sectors from energy to international trade, since 2005. Mr. Bates is also the founder of HB Financial Services, Inc., a financial services company. We believe that Mr. Bates is qualified to serve on our Board of Directors because he has worked extensively on behalf of companies with investment banks, public relations firms and broker-dealers to help these companies achieve their expansion goals.

R. P. “Kris” Iyer, Ph.D. is one of our founders and has been our Chief Scientific Officer and a member of our Board of Directors since our inception in 2002. Dr. Iyer was co-founder and VP of Discovery at Origenix Technologies, Inc., a clinical-stage biotech company, from 1998 to 2002. From 1993 to 1998, Dr. Iyer was a Senior Scientist and Associate Director of the Discovery Group at Hybridon, Inc. (now known as Idera Pharmaceuticals, Inc.). Previously, Dr. Iyer was a Professor of Medicinal Chemistry at the University of Bombay, a Visiting Scientist at the University of Texas, M. D. Anderson Cancer Center and a Visiting Scientist at the Center for Biologics Evaluation and Research at FDA/NIH. Dr. Iyer received his BS, with honors, in chemistry and physics, his BS degrees in the Technology of Pharmaceuticals and Fine Chemicals and his MS in Medicinal and Pharmaceutical Chemistry from the University of Bombay. He received a Ph.D. degree in Pharmaceutical Sciences from the University of the Pacific in Stockton, California and carried out postdoctoral work at the Oak Ridge National Laboratory and at Johns Hopkins University. We believe that Dr. Iyer is qualified to serve on our Board of Directors because of his decades of experience in biotechnology and research.

Class III Directors

Todd C. Brady, M.D., Ph.D., has been a member of our Board of Directors since July 2016. He currently serves as Chief Executive Officer, President and Director of Aldeyra Therapeutics, Inc., a developer of drugs for the treatment of inflammation and inborn errors of metabolism. Dr. Brady was appointed President and Chief Executive Officer of Aldeyra Therapeutics in 2012, having been a member of the board of directors since 2005. Dr. Brady also served as Entrepreneur in Residence at Domain Associates, LLC, a leading healthcare venture capital firm, where he was a Principal from 2004 to March 2013. Dr. Brady also serves on the board of directors of Oncobiologics, Inc. and Evoke Pharma, Inc., both of which are publicly traded biotechnology companies. We believe that Dr. Brady is qualified to serve on our Board of Directors because of his director and leadership experience in healthcare and research.

Martin Driscoll has been our President, Chief Executive Officer and Director since August 2015 and in September 2015, Mr. Driscoll was appointed Chairman of our Board of Directors. From October 2010 until July 2015, he served as CEO of Asmacure Ltée, a venture-backed clinical-stage biopharmaceutical company, which was acquired by a privately held Canadian life sciences company in July 2015. Prior to Asmacure, from March 2008 until July 2010, Mr. Driscoll was the Chief Executive Officer and a director of Javelin Pharmaceuticals, Inc., a publicly traded developer of acute care pain products that was acquired in July 2010 by Hospira, Inc. Prior to that, he served in various senior management roles at Schering-Plough Corporation, ViroPharma, Inc. and Reliant Pharmaceuticals, Inc. In 2007, Mr. Driscoll co-founded Pear Tree Pharmaceuticals, Inc., a privately held developer of women’s healthcare products, and also served on the board of directors. He previously served on the board of directors of three publicly traded companies: MetaStat, Inc., Javelin Pharmaceuticals, Inc. and Genta, Inc. Mr. Driscoll holds a B.Sc. in communications from the University of Texas at Austin. We believe that Mr. Driscoll is qualified to serve on our Board of Directors because of his service as our President and Chief Executive Officer and his experience in the biotechnology industry.

Director Independence

Rule 5605 of the NASDAQ Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our Board of Directors has reviewed the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of our directors, with the exception of Martin Driscoll and Kris Iyer, is an “independent director” as defined under Rule 5606(a)(2) of the NASDAQ Listing Rules. Our Board of Directors determined that David Arkowitz, Jonathan Bates and Kurt M. Eichler, who comprise our Audit Committee, and Kurt M. Eichler and David Arkowitz, who comprise our Compensation Committee, satisfy the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable. In making such determinations, our Board of Directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board of Directors, Committees and Meetings

During the fiscal year ended December 31, 2016 there were nine meetings of our Board of Directors.  No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal 2016. Continuing directors and nominees for election as directors are strongly encouraged to attend each annual meeting of stockholders.  All of our directors that were then serving on our Board of Directors attended our annual meeting of stockholders held in 2016.

We have established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a charter that has been approved by our board of directors and satisfies the applicable rules and regulations of the SEC and the applicable listing standards of the NASDAQ Stock Market. A copy of each charter can be found under the “Investors and Media – Corporate Governance” section of our website at www.springbankpharm.com. Members will serve on these committees until their resignation or as otherwise determined by our board of directors.

Audit Committee

Messrs. Arkowitz, Bates and Eichler, each of whom is a non-employee member of our Board of Directors, comprise our Audit Committee. Mr. Arkowitz is the chair of our Audit Committee. Our Board of Directors has determined that Messrs. Arkowitz, Bates and Eichler satisfy the requirements for independence under Rule 10A-3 promulgated under the Exchange Act. Our Board of Directors has determined that Mr. Arkowitz qualifies as an “audit committee financial expert,” as defined in the SEC rules, and satisfies the financial sophistication requirements of the NASDAQ Stock Market. Our Audit Committee held four meetings during 2016. The Audit Committee is responsible for, among other things:

•	appointing, overseeing, and if need be, terminating any independent auditor;
•	assessing the qualification, performance and independence of our independent auditor;
•	reviewing the audit plan and pre-approving all audit and non-audit services to be performed by our independent auditor;
•	reviewing our financial statements and related disclosures;
•	reviewing the adequacy and effectiveness of our accounting and financial reporting processes, systems of internal control and disclosure controls and procedures;
•	reviewing our overall risk management framework;
•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;
•	reviewing and discussing with management and the independent auditor the results of our annual audit, reviews of our quarterly financial statements and our publicly filed reports;
•	reviewing and approving related person transactions; and
•	preparing the audit committee report that the SEC requires in our annual proxy statement.

Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee

Messrs. Arkowitz and Eichler, each of whom is a non-employee member of our Board of Directors, comprise our Compensation Committee. Mr. Eichler is the chair of our Compensation Committee. Our Board of Directors has determined that Messrs. Arkowitz and Eichler meet the requirements for independence under the rules of the NASDAQ Stock Market and the Exchange Act. Our Compensation Committee held one meeting during 2016. The Compensation Committee is responsible for, among other things:

•	reviewing the elements and amount of total compensation for all executive officers;
•	formulating and recommending any proposed changes in the compensation of our chief executive officer for approval by the board;
•	reviewing and approving any changes in the compensation for executive officers, other than our chief executive officer;
•	administering our equity compensation plans;
•	reviewing annually our overall compensation philosophy and objectives, including compensation program objectives, target pay positioning and equity compensation; and
•	preparing the compensation committee report that the SEC will require in our annual proxy statement, if applicable.

The Compensation Committee has adopted the processes and procedures that it considers in the determination of executive compensation, as described in “Executive and Director Compensation – Executive Compensation – Narrative Disclosure to Summary Compensation Table” below.

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged the services of Radford/AON Hewitt (“Radford”), a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company's executive compensation program. Radford performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services. Radford assists the Committee in defining the appropriate market of the Company's peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group each year. Radford also assists the Committee in benchmarking our director compensation program and practices against those of our peers. The Compensation Committee has assessed the independence of Radford pursuant to SEC rules and the corporate governance rules of The NASDAQ Stock Market and concluded that no conflict of interest exists that would prevent Radford from independently representing the Compensation Committee.

Nominating and Corporate Governance Committee

Mr. Bates, Dr. Brady and Mr. Eichler, each of whom is a non-employee member of our Board of Directors, comprise our Nominating and Corporate Governance committee. Mr. Bates is the chair of our Nominating and Corporate Governance committee. Our Nominating and Corporate Governance Committee held one meeting during 2016. The Nominating and Corporate Governance committee is responsible for, among other things:

•	evaluating and making recommendations regarding the composition, organization and governance of our Board of Directors and its committees;
•	identifying, recruiting and nominating director candidates to the board if and when necessary;
•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;
•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations; and
•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the Audit Committee.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the company and our stockholders. These guidelines, which provide a framework for the conduct of our Board of Directors’ business, provide that:

•	our Board of Directors’ principal responsibility is to oversee the management of the company;
•	a majority of the members of our Board of Directors shall be independent directors;
•	the independent directors meet at least twice a year in executive session;
•	directors have full and free access to officers and employees;
•	the board and each committee of the board have the power to hire and consult with independent advisors;
•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
•	at least annually, the Nominating and Corporate Governance committee shall oversee a self-evaluation of the Board of Directors to determine whether it and its committees are functioning effectively.

Director Nomination Process

The process followed by our Nominating and Corporate Governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our Board of Directors.

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, our Nominating and Corporate Governance committee applies the criteria set forth in our corporate governance guidelines. Consistent with these criteria, our Nominating and Corporate Governance committee expects every nominee to have the following attributes or characteristics: integrity, business acumen, good judgment, and a commitment to understand our business and industry. We also value experience on other public company boards of directors and board committees.

The biography for each of the director nominees included herein indicate each nominee’s experience, qualifications, attributes and skills that led our Nominating and Corporate Governance committee and our Board of Directors to conclude each such director should continue to serve as a director of our company. Our Nominating and Corporate Governance committee and our Board of Directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board of Directors as a whole.

Our Nominating and Corporate Governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the committee also takes into consideration the value of diversity (with respect to gender, race, national origin and other factors) of our board members. The committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Stockholders may recommend individuals to our Nominating and Corporate Governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our bylaws. Such recommendations shall be sent to Corporate Secretary, Spring Bank Pharmaceuticals, Inc., 86 South Street, Hopkinton, Massachusetts 01748. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the committee or our Board of Directors, by following the procedures set forth under the heading “Stockholder Proposals” in this proxy statement.

Board Leadership Structure

Our corporate governance guidelines do not indicate a particular board structure, and our board is given the flexibility to select its chairman and our chief executive officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the positions of chairman and the chief executive officer may be filled by either one individual or two individuals. The board has not separated the positions of chairman and chief executive officer. Both positions are currently held by Mr. Driscoll.

The board believes that this structure serves us well by creating a critical link between management and the board, enabling the board to perform its oversight function with the benefits of management’s perspectives on the business, facilitating communication between the board and our senior management, and providing the board with direct oversight of our business and affairs. The board believes that combining the positions of chairman and chief executive officer provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, the board believes that a combined chairman/chief executive officer is better positioned to act as a bridge between management and the board, facilitating the regular flow of information. Moreover, the board believes that separating the positions of chairman and chief executive officer has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy.

Communications from Stockholders

Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of our Nominating and Corporate Governance Committee, with the advice and assistance from our legal counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board of Directors should address such communications to Board of Directors, Spring Bank Pharmaceuticals, 86 South Street, Hopkinton, Massachusetts 01748.

Oversight of Risk

Our Board of Directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board of Directors and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board of Directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks; our Compensation Committee oversees risk management activities relating to our compensation policies and practices; and our Nominating and Corporate Governance committee oversees risk management activities relating to Board of Directors composition and management succession planning. Each committee reports to the full Board of Directors on a regular basis, including reports with respect to the committee’s risk oversight activities, as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full Board of Directors discuss particular risks.

Our Compensation Committee has discussed the concept of risk as it relates to our compensation programs, including our executive compensation program. Our Compensation Committee believes that our compensation programs do not encourage excessive or inappropriate risk taking and that any risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on our company. Our Compensation Committee believes that any such risks are mitigated by:

•

The balanced mix of pay components including base salary, annual cash bonuses and, for most of our employees, equity awards that vest over multiple years and are intended to motivate employees to take a long-term view of our business; and

•

The structure of our annual cash incentive bonus program, which is based on (i) multiple performance measures to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business, and (ii) performance targets that we believe are somewhat aggressive yet reasonable and should not require undue risk-taking to achieve.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and our other executive and senior financial officers. The full text of our code of business conduct and ethics is available on the “Investors & Media – Corporate Governance” page on our website. We intend to post any amendment to our code of business conduct and ethics, and any waivers of such code for directors and executive officers, on our website or in filings under the Exchange Act.

Executive Officers

The following table sets forth certain information regarding our executive officers. All executive officers are at-will employees.

* Mr. Driscoll and Dr. Iyer are members of our Board of Directors. See “Management and Corporate Governance – The Board of Directors” for more information about Mr. Driscoll and Dr. Iyer.

Name	Age	Positions
Martin Driscoll	58	President, Chief Executive Officer and Chairman
R. P. "Kris" Iyer, Ph.D.	67	Chief Scientific Officer and Director
Nezam H. Afdhal, M.D.	60	Chief Medical Officer
Jonathan Freve	39	Chief Financial Officer and Treasurer

Nezam H. Afdhal, M.D., has been our Chief Medical Officer since November 2015 and served as a consultant to us from early 2011 to November 2015. Dr. Afdhal has served as a Senior Physician in Hepatology at the Beth Israel Deaconess Medical Center since January 2015 and served as Chief of Hepatology from January 2000 to December 2014. Dr. Afdhal has also served as a Professor of Medicine at Harvard Medical School since 2000. Dr. Afdhal serves on the scientific advisory board of multiple pharmaceutical companies, including Gilead Sciences, Inc., GlaxoSmithKline Plc, Bristol Myers Squibb Company and Novartis Pharmaceuticals. Dr. Afdhal received his M.B. B.Ch. degree in 1981 from the Royal College of Surgeons in Ireland and did fellowship training at University College in Dublin and at Boston University School of Medicine.

Jonathan Freve, CPA, has been our Chief Financial Officer and Treasurer since January 2015. From March 2014 to November 2014, he served as the Senior Director of Finance of Santaris Pharma A/S, which was acquired by F. Hoffmann-LaRoche Ltd., a biotechnology company. Prior to Santaris, Mr. Freve was the Controller of Brookfield Renewable Energy Partners, L.P., a company that owns, operates and develops renewable power generation facilities, from April 2011 to March 2014. Mr. Freve served as Corporate Controller of Virtusa Corporation, an information technology consulting company, from October 2007 to April 2011. Mr. Freve began his career at the FASB and PricewaterhouseCoopers, where he worked in the audit and transaction services practices. Mr. Freve is a certified public accountant in the Commonwealth of Massachusetts and holds a BBA in accounting from the University of Massachusetts Amherst.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Compensation

This section discusses material components of our executive compensation program for the following individuals, each of whom is one of our “named executive officers” for 2016:

•	Martin Driscoll, our president and chief executive officer;
•	Nezam Afdhal, our chief medical officer; and
•	Jonathan Freve, our chief financial officer.

2016 Summary Compensation Table

The following table provides information regarding the compensation paid or accrued to each of our named executive officers for the fiscal years ended December 31, 2015 and December 31, 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Martin Driscoll(1)
President and Chief Executive Officer	2016	$383,331	$210,000	$147,684	$10,600	$751,615
	2015	$131,247	$50,000	$2,773,446	$2,917	$2,957,610
Nezam H. Afdhal, M.D.(5)
Chief Medical Officer	2016	$315,000	$115,763	$36,921	$10,600	$478,284
	2015	$52,500	$—	$1,411,000	$246,550	$1,710,050
Jonathan Freve
Chief Financial Officer	2016	$255,000	$99,225	$127,075	$10,600	$491,900
	2015	$205,000	$64,463	$360,000	$7,198	$636,661

(1)	Mr. Driscoll’s employment with us commenced in August 2015.
(2)	The amounts for 2016 reflect discretionary bonuses paid in 2017 for performance during 2016. The amounts for 2015 reflect discretionary bonuses paid in 2016 for performance during 2015.
(3)

The amounts reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 included in our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)	Consists of employer matching contributions under our 401(k) plan.
(5)	Dr. Afdhal’s employment with us commenced in November 2015.
(6)	Consists of $245,500 of fees earned or paid in cash for consulting services prior to joining us an employee and $1,050 of employer matching contributions under our 401(k) plan.

Narrative Disclosure to Summary Compensation Table

Base salary. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. Following our initial public offering in May 2016, our Compensation Committee conducted a thorough review of all elements of our executive compensation program, including the function and design of our equity incentive programs, and evaluated the need for revisions to our executive compensation program to ensure our program is competitive with the companies with which we compete for executive talent and is appropriate for a public company. The Compensation Committee engaged Radford, an AON Hewitt company, to assist with this review. Effective as of May 1, 2016, Mr. Driscoll’s annual base salary increased from $350,000 to $400,000 and Mr. Freve’s annual base salary increased from $225,000 to $270,000. As of December 31, 2016, annual base salaries for Mr. Driscoll, Dr. Afdhal and Mr. Freve were $400,000, $315,000 and $270,000, respectively. On February 9, 2017, our Board of Directors, at the recommendation of our Compensation Committee, further increased Mr. Freve’s base salary from $270,000 to $310,000.

Annual bonus. Our Board of Directors may, in its discretion, award bonuses to our named executive officers from time to time. We typically establish annual bonus targets based around a set of specified corporate goals for our named executive officers and conduct an annual performance review to determine the attainment of such goals. Bonuses are based on the achievement of corporate and individual goals. Our management may propose bonus awards to the Compensation Committee of the board or the board primarily based on such review process. Our Board of Directors makes the final determination of the eligibility requirements for and the amount of such bonus awards. For 2016, Mr. Driscoll, Dr. Afdhal and Mr. Freve were eligible for performance bonuses of 50%, 35% and 35%, respectively, of their base salaries. Based primarily on the achievement of corporate goals, for 2016, we awarded bonuses to Mr. Driscoll, Dr. Afdhal and Mr. Freve of $210,000, $115,763 and $99,225, respectively, representing 105% of their respective target bonus.

Equity incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our Compensation Committee and Board of Directors periodically review the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them. In 2016, we granted Mr. Driscoll options to purchase 20,000 shares of our common stock, Dr. Afdhal options to purchase 5,000 shares of our common stock and Mr. Freve options to purchase 17,209 shares of our common stock. In 2017, we granted Mr. Driscoll options to purchase 80,000 shares of our common stock, Dr. Afdhal options to purchase 40,000 shares of our common stock and Mr. Freve options to purchase 20,000 shares of our common stock.

Outstanding Equity Awards at Year End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2016:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/share)	Option Expiration Date
Martin Driscoll	98,349(1)	196,698	$12.88	8/16/2025
	—(2)	20,000	10.97	5/18/2026

Nezam H. Afdhal, M.D.	25,000(3)	—	$9.28	3/30/2025
	33,854(4)	91,146	12.96	10/31/2025
	-----(2)	5,000	10.97	5/18/2026

Jonathan Freve	17,969(5)	19,531	$9.28	3/30/2025
	4,427(6)	8,073	11.68	7/29/2025
	—(2)	17,209	10.97	5/18/2026

(1)	This option was granted on August 17, 2015 and vested as to 73,761 shares on August 17, 2016, with the remaining shares vesting in equal monthly installments thereafter through August 17, 2019.
(2)	This option was granted on May 19, 2016 and vested as to 25% of the shares on January 1, 2017, with the remaining shares vesting in equal monthly installments thereafter through December 31, 2020.
(3)	This option was granted on March 31, 2015 with 6,250 shares immediately vested and the remaining shares vesting in equal monthly installments thereafter through January 1, 2016.
(4)	This option was granted on November 1, 2015 and vested as to 31,250 shares on November 1, 2016, with the remaining shares vesting in equal monthly installments thereafter through November 1, 2019.
(5)	This option was granted on March 31, 2015 and vested as to 9,375 shares on January 1, 2016, with the remaining shares vesting in equal monthly installments thereafter through January 1, 2019.
(6)	This option was granted on July 30, 2015 and vested as to 3,125 shares on July 1, 2016, with the remaining 9,375 shares vesting in equal monthly installments thereafter through July 1, 2019.

Other Elements of Compensation

401(k) Plan. We maintain a 401(k) defined contribution plan for substantially all of our employees. Eligible employees may make pretax contributions to the 401(k) plan up to statutory limits. At the election of our Board of Directors, we may elect to match employee contributions. For the years ended December 31, 2016 and December 31, 2015, we paid a 4% match contribution.

Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including: medical and dental benefits; medical and dependent care flexible spending accounts; and short- and long-term disability insurance.

We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Executive Officer Employment Agreements, Severance and Change in Control Arrangements

Martin Driscoll

We entered into an employment agreement with Mr. Driscoll, our chief executive officer, on August 7, 2015. The employment agreement establishes Mr. Driscoll’s title as our president and chief executive officer, his base salary, his eligibility to receive an annual bonus based on a designated percentage of his base salary, and his eligibility to receive employee benefits that are generally made available to all employees. The employment agreement also provides for certain benefits upon termination of his employment under specified conditions. Pursuant to his employment agreement, we granted Mr. Driscoll an option to purchase 295,047 shares of our common stock at an exercise price of $12.88 per share pursuant to our 2014 Stock Incentive Plan, or the 2014 Plan. The option vests, subject to his continued employment with us, as follows: 73,761 shares on August 17, 2016 and the balance of the shares in thirty-six (36) equal monthly installments thereafter.

Mr. Driscoll’s employment with us is “at will”, and either Mr. Driscoll or we may terminate the employment relationship at any time, with or without notice. In the event that Mr. Driscoll’s employment is terminated by us without cause or by Mr. Driscoll for good reason (each as defined in the employment agreement), subject to Mr. Driscoll’s execution of a release, we have agreed to continue to pay Mr. Driscoll his then-current base salary for a period of 12 months and to pay COBRA continuation premiums on his behalf for medical and dental benefits to him and covered members of his family for a period of up to 12 months. In addition, upon a change in control of our company (as defined in the employment agreement), the stock option granted to Mr. Driscoll pursuant to his employment agreement, as described above, will vest in full.

Nezam H. Afdhal, M.D.

We entered into an employment agreement with Dr. Afdhal, our chief medical officer, on November 1, 2015. The employment agreement establishes Dr. Afdhal’s title as our chief medical officer, his base salary, his eligibility to receive an annual bonus based on a designated percentage of his base salary, and his eligibility to receive employee benefits that are generally made available to all employees. The employment agreement also provides for certain benefits upon termination of his employment under specified conditions. Additionally, pursuant to his employment agreement, we agreed to grant Dr. Afdhal an option to purchase 125,000 shares of our common stock at a price per share equal to the fair market value of our common stock as of the date of grant as determined by our Board of Directors. The option will vest, subject to his continued employment with us, as follows: 31,250 shares on the first anniversary of the date of his employment agreement and the balance of the shares in 36 equal monthly installments thereafter.

Dr. Afdhal’s employment with us is “at will”, and either Dr. Afdhal or we may terminate the employment relationship at any time, with or without notice. In the event that Dr. Afdhal’s employment is terminated by us without cause (each as defined in the employment agreement), subject to Dr. Afdhal’s execution of a release, we have agreed to continue to pay his then-current base salary for a period of 12 months and to pay COBRA continuation premiums on his behalf for medical and dental benefits to him and covered members of his family for a period of up to 12 months. In addition, in the event that Dr. Afdhal’s employment is terminated by us without cause or by Dr. Afdhal for good reason (each as defined in the employment agreement) upon a change in control (as defined in the employment agreement), or within 12 months following a change in control of our company, subject to Dr. Afdhal’s execution of a release, the stock option granted to Dr. Afdhal pursuant to his employment agreement, as described above, will vest in full.

Jonathan Freve

We entered into an employment agreement with Mr. Freve, our chief financial officer, on December 1, 2015. The employment agreement establishes Mr. Freve’s title as our chief financial officer, his base salary, his eligibility to receive an annual bonus based on a designated percentage of his base salary, and his eligibility to receive employee benefits that are generally made available to all employees. The employment agreement also provides for certain benefits upon termination of his employment under specified conditions.

Mr. Freve’s employment with us is “at will”, and either Mr. Freve or we may terminate the employment relationship at any time, with or without notice. In the event that Mr. Freve’s employment is terminated by us without cause (as defined in the employment agreement), subject to Mr. Freve’s execution of a release, we have agreed to continue to pay Mr. Freve his then-current base salary for a period of 12 months and to pay COBRA continuation premiums on his behalf for medical and dental benefits to him and covered members of his family for a period of up to 12 months. In addition, in the event that Mr. Freve’s employment is terminated by us without cause upon a change in control (as defined in the employment agreement), or within 12 months following a change in control of our company, subject to Mr. Freve’s execution of a release, all stock options held as of the date of termination shall vest in full.

Director Compensation

Our Board of Directors adopted a formal non-employee director compensation policy that became effective on May 1, 2016 and which was amended on February 9, 2017. This policy is designed to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Under our non-employee director compensation program, we pay our non-employee directors retainers in cash. Each non-employee director receives a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chairmen of each committee receive higher retainers for such service. These fees are paid quarterly in arrears. The fees paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director was a member are as follows:

	Member Annual Fee	Chairman Annual Fee
Board of Directors	$35,000	$30,000
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$10,000
Nomination and Corporate Governance Committee	$3,750	$7,500

(1)	The chairman of our board only receives an additional retainer for such service if he or she is a non-employee director.

Our non-employee director compensation program includes a stock-for-fees policy, under which directors have the right to elect to receive common stock in lieu of cash fees. These shares of common stock are issued under our 2015 Stock Incentive Plan, or the 2015 Plan. The number of shares issued to participating directors is determined on a quarterly basis by dividing the cash fees to be paid through the issuance of common stock by the fair market value of our common stock, which is the closing price of our common stock on the first business day of the quarter following the quarter in which the fees are earned.

Under our non-employee director compensation program, upon their initial election to the Board of Directors, new non-employee directors receive an initial option grant to purchase 11,000 shares of our common stock, which will vest in equal monthly installments over a term of three years so long as such person continues to serve as a director. All non-employee directors receive an annual option grant to purchase 5,500 shares of our common stock, which will vest in equal monthly installments over a term of one year so long as such person continues to serve as a director. The annual grants are made on the date of our annual meeting of stockholders. These options are granted under our 2015 Plan with exercise prices equal to the fair market value of our common stock, which is the closing price of our common stock, on the date of grant and will become immediately exercisable in full if there is a change in control of our company.

We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending board of director and committee meetings.

Prior to May 2016, we did not have a formal non-employee director compensation policy. Each of our non-employee directors was paid an annual retainer of $30,000 for service on our Board of Directors. Prior to the election of Mr. Driscoll, our chairman was paid an annual retainer of $50,000. In addition, effective July 1, 2015, each of our non-employee directors who served on a committee received an additional annual retainer of $7,500 per committee on which he served.

2016 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
David Arkowitz	51,666	—	33,673	85,339
Jonathan Bates	49,707	—	33,673	83,380
Todd Brady, M.D., Ph.D.(3)	16,146	—	67,345	83,491
Kurt M. Eichler	27,786	28,125	33,673	89,584

(1)

Reflects payment of annual fees for board and committee service from July 1 to December 31 in fully vested shares of our common stock. As of December 31, 2016, our non-employee directors did not hold any shares under outstanding stock awards.

(2)

The amounts reflect the aggregate grant date fair value of option awards in 2016 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 included in our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016. As of December 31, 2016, Mr. Arkowitz held options to purchase 15,500 shares of our common stock, Mr. Bates held options to purchase 15,500 shares of our common stock, Dr. Brady held options to purchase 11,000 shares of our common stock and Mr. Eichler held options to purchase 10,500 shares of our common stock.

(3)	Dr. Brady joined our Board of Directors in July 2016.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2016:

			(c)
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)	(b) Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(3)
Equity compensation plans approved by security holders(1)	704,315	$11.75	756,918
Equity compensation plans not approved by security holders	—	—	—
Total	704,315	$11.75	756,918

(1)	These plans consist of our 2014 Stock Incentive Plan, or our 2014 Plan, and our 2015 Stock Incentive Plan, or our 2015 Plan.
(2)	Represents shares underlying outstanding stock options.
(3)	Represents shares of common stock available for future issuance under our 2015 Plan.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.springbankpharm.com.  This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of RSM US LLP.  In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2016, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management and RSM US LLP, our independent registered public accounting firm;
•	Discussed with RSM US LLP the matters required to be discussed in accordance with Auditing Standard No. 16- Communications with Audit Committees; and
•

Received written disclosures and the letter from RSM US LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding RSM’s communications with the Audit Committee and the Audit Committee further discussed with RSM US LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and RSM US LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

By the Audit Committee of the Board of Directors of Spring Bank Pharmaceuticals, Inc.

David Arkowitz
Jonathan Bates
Kurt M. Eichler

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following describes transactions since January 1, 2015 to which we have been a party and in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

any of our directors, executive officers, or beneficial holders of more than 5% of our voting securities, or their affiliates or immediate family members, had or will have a direct or indirect material interest.

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties. Compensation arrangements for our directors and named executive officers are described in “Non-Employee Director Compensation” and “Executive Compensation.”

Common Stock Financings

In February 2015, we sold 840,479 shares of our common stock at a purchase price of $12.00 per share for an aggregate purchase price of $10.1 million. The following table sets forth the number of shares purchased by holders and former holders of more than 5% of our voting securities, and affiliates or immediate family members of such holders, as well as the purchase price of such shares.

Name	Shares of Common Stock	Purchase Price
Peter Lacaillade Jr.(1)	100,000	$1,200,000
E. Burke Ross(2)	22,916	$274,998
Brian Thebault(3)	175,000	$2,100,000

(1)

Consists of 100,000 shares of common stock purchased by The E. Burke Ross Jr. Descendants’ GST Investment Trust 2014. Mr. Lacaillade, as the trustee of The E. Burke Ross Jr. Descendants’ GST Investment Trust 2014, has sole voting and investment power over the shares.

(2)

Consists of 22,916 shares of common stock purchased by The E. Burke Ross, Jr. Revocable Trust. Mr. Burke, as trustee of The E. Burke Ross, Jr. Revocable Trust, has sole voting and investment power over the shares.

(3)	Consists of 175,000 shares of common stock purchased by Hilltop III, LLC. Mr. Thebault, as manager of Hilltop III, LLC has sole voting and investment power over the shares.

BioHEP License Agreement

In December 2003, we entered into a license agreement with BioHEP, a former holder of more than 5% of our voting securities. In January 2016, we entered into an amended and restated license agreement with BioHEP. The amendment and restatement of the license agreement became effective on February 1, 2016. Under the license agreement, BioHEP has granted us an exclusive worldwide license under certain patents and know-how to make, have made, use, sell, offer to sell and import certain product candidates comprising a novel phosphorothioate dinucleotide that BioHEP refers to as ORI-9020 and certain related compounds, which include SB 9200, SB 9400, SB 9941 and SB 9946, for the diagnosis and/or treatment of all viral diseases and conditions.

Under the terms of the original license agreement, we issued to BioHEP 12,500 shares of our common stock and 1,000,000 shares of our series A preferred stock, which shares of Series A preferred stock were converted into 250,000 shares of our common stock in connection with our initial public offering. In connection with the amendment and restatement of the license agreement, we issued 125,000 shares of our common stock to BioHEP and issued to BioHEP a warrant to purchase an additional 125,000 shares of our common stock at a purchase price of $16.00 per share, which warrant will expire on August 1, 2018. Under the license agreement, BioHEP is eligible to receive up to $3.5 million in development and regulatory milestone payments for each distinct viral indication for which we develop licensed product(s). BioHEP is also eligible to receive tiered royalties in the low-to-mid single-digits on net product sales of licensed products by us and our affiliates and sublicensees, and a specified share of non-royalty sublicensing revenues we and our affiliates receive from sublicensees, which share of sublicensing revenues is capped at a maximum aggregate of $2.0 million under all such sublicenses.

Initial Public Offering

In May 2016, certain of our directors, executive officers and holders of more than 5% of our voting securities purchased shares in our initial public offering at the initial public offering price. The number of shares that each of our directors, executive officers and holders of more than 5% of our voting securities purchased and the aggregate purchase price paid for such shares is set forth in the table below.

Name	Shares of Common Stock	Purchase Price
Martin Driscoll	12,500	$150,000
Kurt Eichler	41,666	$499,992
Peter Lacaillade Jr.(1)	173,333	$2,079,996
E. Burke Ross(2)	35,000	$420,000

(1)

Consists of 173,333 shares of common stock purchased by The E. Burke Ross, Jr. Descendants’ GST Insurance Trust. Mr. Lacaillade, as the trustee of The E. Burke Ross, Jr. Descendants’ GST Insurance Trust, has sole voting and investment power over the shares.

(2)	Consists of 35,000 shares of common stock purchased by EBR Ventures, LLC over which Mr. Ross has sole voting and investment power.

Private Placement

On November 18, 2016, we entered into a definitive agreement with respect to the private placement of 1,644,737 shares of our common stock and warrants to purchase 1,644,737 shares of common stock to a group of accredited investors. These investors paid $9.12 for each share of common stock and warrant to purchase one share of common stock. The warrants will be exercisable beginning May 24, 2017 at an exercise price of $10.79 per share. We completed this private placement on November 23, 2016, resulting in approximately $15 million in gross proceeds to us. The number of shares that each of our directors, executive officers and holders of more than 5% of our voting securities purchased and the aggregate purchase price paid for such shares is set forth in the table below.

Name	Shares of Common Stock	Warrants to Purchase Common Stock	Purchase Price
UBS Oncology Impact Fund L.P.	603,070	603,070	$5,499,998
Martin Driscoll	21,900	21,900	$199,728
Kurt Eichler	64,100	64,100	$584,592
Peter Lacaillade Jr.(1)	26,455	26,455	$241,270
E. Burke Ross(2)	118,550	118,550	$1,081,176
Todd Brady, M.D., Ph.D.	10,964	10,964	$99,992
Nezam H. Afdhal, M.D.	13,150	13,150	$119,928
Jonathan Freve	5,482	5,482	$49,996
David Arkowitz	4,386	4,386	$40,000

(1)

Consists of 26,455 shares of common stock and 26,455 shares of common stock issuable upon exercise of warrants purchased by The E. Burke Ross, Jr. Descendants’ GST Insurance Trust 2014. Mr. Lacaillade, as the trustee of The E. Burke Ross, Jr. Descendants’ GST Insurance Trust, has sole voting and investment power over the shares.

(2)

Consists of 118,550 shares of common stock and 118,550 shares of common stock issuable upon exercise of warrants purchased by EBR Ventures, LLC over which Mr. Ross has sole voting and investment power.

Registration Rights

We are a party to registration rights agreements with certain holders of our common stock, some of which are directors, executive officers and holders of more than 5% of our common stock, as described below.

November 2016 Private Placement Registration Rights

Under the registration rights agreement for the November 2016 private placement, we agreed to file and have filed a resale registration statement on Form S-1 (File No. 333-215122) covering the resale of the 1,644,737 shares of common stock issued in the November private placement and the 1,644,737 shares of common stock issuable upon exercise of the warrants issued in the November private placement.

BioHEP Registration Rights

Under the stock purchase agreement, dated as of December 17, 2003, with BioHEP, which we refer to as the BioHEP Agreement. BioHEP, or its successor, has the right to require us to register 512,500 shares of our common stock under the Securities Act of 1933, as amended, under specified circumstances. We have included the 387,500 shares of common stock issued pursuant to the BioHEP Agreement and the 125,000 shares of common stock issuable upon exercise of the warrant issued pursuant to the BioHEP Agreement in a resale registration statement on Form S-1 (File No. 333-215122).

Indemnification of Officers and Directors

Our certificate of incorporation, as amended, provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers. Each of these indemnification agreements provide, among other things, that we will indemnify such director or executive officer to the fullest extent permitted by law for claims arising in his capacity as a director or officer, as applicable, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Each of these indemnification agreements provides that in the event that we do not assume the defense of a claim against a director or officer, as applicable, we will be required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by us.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief financial officer. The policy calls for the proposed related person transaction to be reviewed and approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if the Audit Committee authorizes it after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The Board of Directors currently consists of six members, classified into three (3) classes as follows: Jonathan Bates and R.P. “Kris” Iyer, Ph.D., constitute the Class I directors with a term ending at the 2019 annual meeting; David Arkowitz and Kurt M. Eichler constitute the Class II directors with a term ending at the 2017 annual meeting; and Todd C. Brady, M.D., Ph.D., and Martin Driscoll constitute the Class III directors with a term ending at the 2018 annual meeting.  At each annual meeting of stockholders, directors are elected for a full term of three (3) years to succeed those directors whose terms are expiring.

On February 9, 2017, the Board of Directors voted (i) to set the size of the Board of Directors at six members and (ii) to nominate the Class II directors, David Arkowitz and Kurt M. Eichler, for election at the annual meeting for a term of three years to serve until the 2020 annual meeting of stockholders, and until their respective successors are elected and qualified.  The Class I directors (Jonathan Bates and R.P. “Kris” Iyer, Ph.D.) and the Class III directors (Todd C. Brady, M.D., Ph.D., and Martin Driscoll) will serve until the annual meetings of stockholders to be held in 2019 and 2018, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of David Arkowitz and Kurt M. Eichler. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as a director, if re-elected.  In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place.  We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

Vote Required

A plurality of the shares voted FOR each nominee at the annual meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DAVID ARKOWITZ AND KURT M. EICHLER AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed the firm of RSM US LLP, an independent registered public accounting firm, as independent auditors for the year ending December 31, 2017. Although stockholder approval of our audit committee’s appointment of RSM US LLP is not required by law, our board believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the 2017 annual meeting, our Audit Committee will reconsider whether to retain RSM US LLP. If the appointment of RSM US LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

Representatives of RSM US LLP are expected to be present at the 2017 annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

In deciding to appoint RSM US LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with RSM US LLP and concluded that RSM US LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2017.

Audit Fees and Services

Audit and other fees billed to us by RSM US LLP for the years ended December 31, 2016 and 2015 are as follows:

	2016	2015
Audit Fees(1)	$582,781	$339,040
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees for Services Provided	$582,781	$339,040

(1)

Audit fees include fees billed for professional services performed by RSM US LLP for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our initial public offering.

(2)

Audit-related fees may consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no audit-related fees for the years ended December 31, 2016 or 2015.

(3)

Tax fees may consist of fees for professional services, including tax consulting and compliance performed by an independent registered public accounting firm. There were no tax fees for the years ended December 31, 2016 or 2015.

(4)	All other fees include fees billed for other services rendered not included within audit fees, audit-related fees or tax fees. There were no other fees for the years ended December 31, 2016 or 2015.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

The audit committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, RSM US LLP. The policy requires that all services to be provided RSM US LLP, including audit services and permitted audit-related and non-audit services, must be by preapproved by the audit committee, provided that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The board of directors has preapproved all audit and non-audit services provided by RSM US LLP since the adoption of such policy. Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

Vote Required

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the annual meeting.  If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2018 must be received by us no later than January 1, 2018, which is 120 days prior to the first anniversary of the mailing date of this proxy statement, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2018 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2017 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our bylaws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2018 annual meeting of stockholders, such a proposal must be received by us no earlier than February 15, 2018 and no later than March 17, 2018 or it will be considered untimely. However, if the date of the 2018 annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made, whichever first occurs. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2018 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to:

Spring Bank Pharmaceuticals, Inc.

86 South Street

Hopkinton, Massachusetts 01748

Attention: Chair of the Nominating and Corporate Governance Committee

Hopkinton, Massachusetts

April 28, 2017

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SPRING BANK PHARMACEUTICALS, INC. E29746-P91303 SPRING BANK PHARMACEUTICALS, INC. 86 SOUTH STREET HOPKINTON, MA 01748 Please indicate if you plan to attend this meeting. 2. Ratification of the appointment of RSM US LLP as Spring Bank Pharmaceuticals, Inc.'s independent registered public accounting firm for the year ending December 31, 2017. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. 01) David Arkowitz 02) Kurt Eichler 1. Election of the following nominees as Class II directors of Spring Bank Pharmaceuticals, Inc., each to serve for a three-year term expiring al the 2020 annual meeting of stockholders: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information must be received by 11:59 p.m., Eastern Daylight Time, on June 14, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time June 14, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR all the nominees listed and FOR Proposal 2. ! ! ! ! ! ! Yes No For Against Abstain V.1.1 ! ! ! For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Proxy — Spring Bank Pharmaceuticals, Inc. Notice of 2017 Annual Meeting of Stockholders Meeting to be held at 86 South Street, Hopkinton, MA 01748 Proxy Solicited by Board of Directors for 2017 Annual Meeting - June 15, 2017 Martin Driscoll and Jonathan Freve, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Spring Bank Pharmaceuticals, Inc. to be held on June 15, 2017 or at any postponement or adjournment thereof. Shares represented by this proxy, when properly executed and delivered, will be voted by the stockholder. If no such directions are indicated, the Proxies will vote such shares in accordance with the recommendation of the Board of Directors FOR all the nominees listed on the reverse side and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) _____________________________________________________________________________________________________________________________________________________________________________________ Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com. 2017 Annual Meeting Admission Ticket 2017 Annual Meeting of Stockholders of Spring Bank Pharmaceuticals, Inc. Thursday, June 15, 2017 at 9:30 a.m. Eastern Daylight Time 86 South Street Hopkinton, MA 01748 Upon arrival, please present this admission ticket and photo identification at the registration desk. E29747-P91303 Address Changes/Comments: _____________________________________________________________________________________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) V.1.1 IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ☐ ☐